Exhibit E

TABLES AND SUPPLEMENTARY INFORMATION

PUBLIC DEBT OF THE GOVERNMENT

A. DIRECT DEBT OF THE GOVERNMENT

Table I. Floating Internal Debt at December 31, 2018

(payable in pesos)

Title	Interest Rate	Maturity Date	Outstanding Principal Amount	Amortization or Sinking Fund Provision
(in billions of pesos)

Short-term Treasury Certificates (Cetes)	Various	Various	Ps. 734.5	None
Other	Various	Various	225.7	None

Total Floating Internal Debt			Ps. 508.8

Table II. Funded Internal Debt at December 31, 2018

(payable in pesos)

Title	Interest Rate	Maturity Date	Outstanding Principal Amount	Amortization or Sinking Fund Provision
			(in billions of pesos)
Fixed-Rate Bonds	Fixed	Various	Ps. 2,890.3	None
Development Bonds (Bondes D)	Various	Various	548.2	None
UDI-denominated Development Bonds (UDI bonds)	Various	Various	1,656.0	None
STRIPS of UDI bonds	Various	Various	7.9	None
Retirement Saving System Fund (Fondo de Ahorro/SAR)	Various	Various	136.0	None
Others(1)	Various	Various	20.6	None
Total Funded Internal Debt			Ps. 5,694.9

(1)

Includes Ps. 141.8 billion of liabilities associated with social security under the Ley del Instituto de Seguridad y Servicios Sociales de los Trabajadores del Estado (Law of the Institute for Social Security and Social Services of Government Workers). See “The Economy—Employment and Labor” in Exhibit D.

Table III. Net Internal Debt at December 31, 2018

(payable in pesos)

Title	Interest Rate	Maturity Date	Outstanding Principal Amount		Amortization or Sinking Fund Provision
			(in billions of pesos)

Total Floating Internal Debt			Ps.	508.8
Total Funded Internal Debt				5,694.9

Total Net Internal Debt			Ps.	6,203.6

Table IV. Funded External Debt at December 31, 2018

Bond Issues at December 31, 2018

Title	Interest Rate (%)	Date of Issue	Maturity Date	Currency(1)	Original Principal Amount	Principal Amount Outstanding	Remarks
						(in thousands)
11.50% Global Bonds due 2026	11.5	May 1996	May 2026	USD	1,750,000	320,945
Notes due 2019	8.125	Mar. 2001	Dec. 2019	USD	3,300,000	1,343,671
Notes due 2031	8.3	Aug. 2001	Aug. 2031	USD	1,500,000	534,482
Notes due 2031	8.3	Dec. 2001	Aug. 2031	USD	1,000,000	356,321
Notes due 2022	8.0	Sep. 2002	Sep. 2022	USD	1,750,000	611,193
Notes due 2031	8.3	Dec. 2002	Aug. 2031	USD	750,000	267,241
Notes due 2033	7.5	Apr. 2003	Apr. 2033	USD	1,000,000	257,575
Notes due 2024	6.75	Jan. 2004	Feb. 2024	STG	500,000	476,526
Notes due 2033	7.5	Apr. 2004	Apr. 2033	USD	2,056,822	529,786
Notes due 2034	6.75	Sep. 2004	Sep. 2034	USD	1,500,000	635,187
Notes due 2020	5.5	Nov. 2004	Feb. 2020		€750,000	398,988
Notes due 2034	6.75	Jan. 2007	Sep. 2034	USD	2,266,566	959,796
Notes due 2034	6.75	Sep. 2007	Sep. 2034	USD	500,000	211,729
Notes due 2040	6.055	Jan. 2008	Jan. 2040	USD	1,500,000	1,170,832
Notes due 2019	5.95	Dec. 2008	Mar. 2019	USD	2,000,000	0
Notes due 2019	5.95	Sep. 2009	Mar. 2019	USD	1,000,000	0
Notes due 2040	6.055	Sep. 2009	Jan. 2040	USD	750,000	585,416
Notes due 2019	2.22	Dec. 2009	Dec. 2019		¥150,000,000	150,000,000
Notes due 2020	5.125	Jan. 2010	Jan. 2020	USD	1,000,000	0
Notes due 2020	5.125	Mar. 2010	Jan. 2020	USD	1,000,000	0
Notes due 2040	6.055	Apr. 2010	Jan. 2040	USD	1,000,000	780,555
Notes due 2110	5.75	Oct 2010	Oct. 2110	USD	1,000,000	1,000,000
Notes due 2020	1.51	Oct. 2010	Oct. 2020		¥150,000,000	150,000,000
Notes due 2020	5.125	Feb. 2011	Jan. 2020	USD	1,000,000	0
Notes due 2040	6.055	Apr. 2011	Jan. 2040	USD	1,000,000	780,555
Notes due 2110	5.75	Aug. 2011	Oct. 2110	USD	1,000,000	1,000,000
Notes due 2022	3.625	Jan. 2012	Mar. 2022	USD	2,000,000	1,731,306
Notes due 2044	4.75	Mar. 2012	Mar. 2044	USD	2,000,000	1,942,196
Notes due 2110	5.75	Aug. 2012	Oct. 2110	USD	677,994	677,994
Notes due 2022	3.625	Aug. 2012	Mar. 2022	USD	559,254	484,120
Notes due 2044	4.75	Aug. 2012	Mar. 2044	USD	963,324	935,482
Notes due 2044	4.75	Jan. 2013	Mar. 2044	USD	1,500,000	1,456,647
Notes due 2023	2.75	Apr. 2013	Apr. 2023		€1,600,000	1,600,000
Notes due 2018	1.39	Aug. 2013	Aug. 2018		¥15,000,000	0
Notes due 2019	1.54	Aug. 2013	Aug. 2019		¥17,000,000	17,000,000
Notes due 2023	4.0	Oct. 2013	Oct. 2023	USD	3,900,000	3,284,876
Notes due 2021	3.5	Jan. 2014	Jan. 2021	USD	1,000,000	932,584
Notes due 2045	5.55	Jan. 2014	Jan. 2045	USD	3,000,000	2,985,000
Notes due 2114	5.625	Mar. 2014	Mar. 2114	STG	1,000,000	1,000,000
Notes due 2021	2.375	Apr. 2014	Apr. 2021		€1,000,000	1,000,000
Notes due 2029	3.625	Apr. 2014	Apr. 2029		€1,000,000	1,000,000
Notes due 2019	8.0	Jul. 2014	Jul. 2019		¥33,800,000	33,800,000
Notes due 2024	1.44	Jul. 2014	Jul. 2024		¥13,900,000	13,900,000
Notes due 2034	2.57	Jul. 2014	Jul. 2034		¥12,300,000	12,300,000
Notes due 2025	3.60	Nov. 2014	Jan. 2025	USD	3,000,000	2,453,564
Notes due 2046	4.60	Jan. 2015	Jan. 2046	USD	3,000,000	2,960,001
Notes due 2024	1.625	Mar. 2015	Mar. 2024		€1,250,000	1,250,000

Title	Interest Rate (%)	Date of Issue	Maturity Date	Currency(1)	Original Principal Amount	Principal Amount Outstanding	Remarks
						(in thousands)
Notes due 2024	3.00	Mar. 2015	Mar. 2045		€1,250,000	1,250,000
Notes due 2024	4.00	Apr. 2015	Mar. 2115		€1,500,000	1,500,000
Notes due 2026	4.125	Jan. 2016	Jan. 2026	USD	2,250,000	2,040,489
Notes due 2022	1.875	Feb. 2016	Feb. 2022		€1,500,000	1,500,000
Notes due 2031	3.375	Feb. 2016	Feb. 2031		€1,000,000	1,700,000
Notes due 2019	0.400	Jun. 2016	Jun. 2019		¥45,900,000	45,900,000
Notes due 2021	0.700	Jun. 2016	Jun. 2021		¥50,900,000	50,900,000
Notes due 2026	1.090	Jun. 2016	Jun. 2026		¥16,300,000	16,300,000
Notes due 2036	2.400	Jun. 2016	Jun. 2036		¥21,900,000	21,900,000
Notes due 2026	4.125	Aug. 2016	Jan. 2026	USD	760,000	689,232
Notes due 2047	4.350	Aug. 2016	Jan. 2047	USD	2,000,000	2,000,000
Notes due 2025	1.375	Oct. 2016	Jan. 2025		€1,200,000	1,200,000
Notes due 2027	4.15	Mar. 2017	Mar. 2027	USD	3,150,415	3,150,415
Notes due 2048	4.60	Oct. 2017	Feb. 2048	USD	1,880,000	1,880,000
Notes due 2028	3.75	Jan. 2018	Jan. 2028	USD	2,555,196	2,555,196
Notes due 2048	4.60	Jan. 2018	Feb. 2048	USD	645,274	645,274
Notes due 2028	1.75	Jan. 2018	Apr. 2028		€1,500,000	1,500,000
Notes due 2023	0.60	Apr. 2018	Apr. 2023		¥57,200,000	57,200,000
Notes due 2025	0.85	Apr. 2018	Apr. 2025		¥24,100,000	24,100,000
Notes due 2028	1.05	Apr. 2018	Apr. 2028		¥38,700,000	38,700,000
Notes due 2038	2.00	Apr. 2018	Apr. 2038		¥15,000,000	15,000,000

Loans from Multilateral Organizations

at December 31, 2018

Title	Interest Rate (%)	Date of Issue	Maturity Date	Currency(1)	Principal Amount Outstanding(2)	Remarks
					(in thousands of U.S. dollars)

Loans from the World Bank and the IADB	Fixed from 5.425 to 0.25 and some variable	Various	Various	C$, SDR, USD, €	$26,089,686	(3)(4)

Loans from Bilateral Organizations

at December 31, 2018

Title	Interest Rate (%)	Date of Issue	Maturity Date	Currency(1)	Original Principal Amount	Principal Amount Outstanding	Remarks
					(in thousands of U.S. dollars)

Various	Various	Dec. 1995	Various	USD, €	$2,850,614	$1,906,212
Total Funded External Debt						$95,788,890	(5)

(1)	The currencies are defined as: C$, Canadian dollar; STG, Pound sterling; SDR, Special Drawing Rights; USD, United States dollar; ¥, Japanese yen; and €, Euros.
(2)	Includes revaluation because of changes in parity of foreign currencies.
(3)	Semi-annual, quarterly or monthly amortization calculated to retire loans or securities by maturity.
(4)

The direct obligors in respect of U.S.$24,922,000 of these loans are Banobras (U.S.$0), Bancomext (U.S.$0), NAFIN (U.S.$1,483,000) and Sociedad Hipotecaria Federal (U.S.$23,439,000), acting in their capacities as financing agents for the Federal Government. The Federal Government is the direct borrower of the remainder of these loans (U.S.$26,064,764,000).

(5)	This total is expressed in dollars and differs from the addition of all items because some items are expressed in other currencies.

B. DEBT OF BUDGET CONTROLLED AGENCIES AND OTHER PUBLIC SECTOR EXTERNAL DEBT

Table V. External Debt of Budget Controlled Agencies at December 31, 2018

(payable in foreign currencies)

Borrower	Dollar Equivalent of Principal Amount Outstanding	Dollar Equivalent of Amount Having an Original Maturity of Less than One Year
	(in millions of U.S. dollars)
CFE	$6,231.6	$—
PEMEX	88,459.6	300.0

Total External Debt of Budget Controlled Agencies	$94,691.2	$300.0

Table VI. Other Public Sector External Debt at December 31, 2018(1)

(payable in foreign currencies)

Borrower	Dollar Equivalent of Principal Amount Outstanding	Dollar Equivalent of Amount Having an Original Maturity of Less than One Year
	(in millions of U.S. dollars)
Financial Sector	$11,875.2	$3,850.7
NAFIN	4,059.6	2,500.7
Banobras	1,455.6	—
Bancomext	3,670.8	1,350.0
SHF	1,642.4	—
Financiera Rural	994.5	—
Bansefi	52.3	—

(1)

This table includes the debt of national development banks and certain commercial banks that is guaranteed by Mexico, as well as other public sector debt registered with the Dirección de Deuda Pública (Management Office of Public Debt). It does not include the debt of entities whose finances are not included in the Government’s budget. In addition, private sector debt guaranteed by the Government or other public sector entities is not considered external public sector debt unless and until the Government is called upon to make a payment under these guarantees.

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